TO BUSINESS AND RETAILING EDITORS:

Tupperware Brands Reports Second Quarter Sales and Earnings Ahead of Expectations

Raises Full-Year 2007 and Long-Term Outlook

ORLANDO, Fla., July 31 /PRNewswire-FirstCall/ -- Tupperware Brands (NYSE: TUP) today reported second quarter 2007 results as follows:

Second Quarter Summary
--	Sales up 12% as reported and 8% in local currency to $492.9 million
*	Tupperware segments up 9% in local currency
*	Beauty segments up 8% in local currency
--	GAAP EPS of 56 cents including 4 cents positive foreign exchange
--	EPS after adjustments up 18% from last year at 58 cents and above guidance of 45-50 cents (see detail in Non-GAAP Financial Measures Reconciliation Schedule)

YTD Summary
--	Sales up 10% as reported and 7% in local currency to $949.8 million
*	Tupperware segments up 7% in local currency
*	Beauty segments up 7% in local currency
--	GAAP EPS of 88 cents including 6 cents of positive foreign exchange
--	EPS after adjustments up 11% to 94 cents

"Execution under our strategic growth initiatives including refreshing the core Tupperware businesses, growing emerging markets and expanding beauty led to strong sales and profit growth ahead of our expectations again for the quarter," said Rick Goings, Chairman and CEO. "Our key Tupperware emerging markets were up 32%, accounting for 8% of sales; beauty grew 8%; and several core Tupperware markets showed strength as well," Goings continued.

Tupperware Brands will conduct a conference call tomorrow, Wednesday, August 1, at 10:00 am Eastern time. The conference call will be webcast and archived, along with a copy of this news release, at www.tupperwarebrands.com.

Second Quarter Highlights

Tupperware Brand Segments

All three Tupperware segments had sales growth over last year both as reported and in local currency. The strongest growth came from the Asia Pacific and Tupperware North America segments. The emerging markets of China, India, and Indonesia had sales growth of 29% in local currency. Additionally, Japan, Australia, Mexico and the United States all had strong double digit percentage sales increases. Europe had strong sales growth in South Africa and Russia, partially offset by Germany, where there was significant progress in closing the gap in the size of the total and active sales force compared with last year.

Local currency profit increased 17% in the Tupperware segments, led by the United States and the key emerging markets. Tupperware Australia, Mexico and South Africa contributed nicely as well.

Beauty Segments

Fuller Mexico and Central and South America continued to have strong sales growth leading to a high single digit local currency sales increase in the beauty segments in total. Profit in the beauty segments was down as a result of the timing of expenses in Fuller Mexico and continued strategic investment to grow the South American businesses.

Outlook
"Tupperware Brands' new era as a global portfolio of direct selling companies has again this quarter led to sales and profit ahead of our expectations, leading us to raise our full year sales and earnings guidance. Additionally, based on the progress we have achieved, we are raising our long-term pre-tax return on sales target from 8-9% to 9-10% beginning in 2008," said Rick Goings, Chairman and CEO.

2007 Full Year
--	Sales up 6-7% in local currency to $1.89 - $1.93 billion, including about $60 million in positive foreign exchange
--	GAAP EPS of $1.85 to $1.90 vs. $1.54 last year and previous guidance range of $1.69 to $1.74, including:
*	$6.2 million after tax land and insurance gains
*	$6.0 million after tax re-engineering expenses
*	$9.2 million after tax intangible asset amortization
--	EPS of $2.00 to $2.05 vs. $1.79 last year and previous guidance range of $1.84 - $1.89, excluding re-engineering costs, intangible asset amortization and land and insurance gains:
*	17-19 cents positive foreign exchange (compared with previous guidance of 13-15 cents)
*	Unallocated costs of $37-38 million
*	Pre-tax income up 29-32%, including 10 percentage point benefit from foreign exchange
*	Significantly higher effective tax rate versus 2006, in the low-20% range
*	Dilution of 5-6 cents coming from the impact of a higher share price on outstanding stock options

Segment Outlook
Full-year 2007 guidance is raised for the Tupperware segments. Tupperware Asia Pacific and North America local currency sales are expected to increase in the low double digit percentage range with a 1-2 percentage point increase in return on sales in Asia Pacific, versus 16% in 2006, and a 6-7% return on sales in North America.

In Europe, the 2007 full-year outlook is for local currency sales and profit to be flat to up slightly versus 2006.

Sales by the beauty segments are expected to increase by about 7% with a small decrease in return on sales versus 2006 in Beauty North America and a slightly smaller loss than last year in the Beauty Other segment.

2007 Third Quarter
--	Sales up 5-7% in local currency to $432 - $440 million, including about $17 million in positive foreign exchange
--	GAAP EPS of 18 to 23 cents vs. 22 cents last year including:
*	$3.4 million after tax land gains
*	$1.6 million after tax re-engineering
*	$2.3 million after tax intangible asset amortization

--	EPS of 19 to 24 cents vs. 20 cents last year, excluding re-engineering costs, intangible asset amortization and land gains:
*	Pretax income more than double 2006 coming from improvements by all segments
*	Effective tax rate in the low 20% range compared with benefit from income taxes of about $5 million in 2006
*	5-7 cents from positive foreign exchange vs. 2006
*	1 cent dilution from increased average diluted shares outstanding

Tupperware Brands Corporation is a portfolio of global direct selling companies, selling premium innovative products across multiple brands and categories through an independent sales force of 2.0 million. Product brands and categories include design-centric preparation, storage and serving solutions for the kitchen and home through the Tupperware brand and beauty and personal care products for consumers through the Avroy Shlain, BeautiControl, Fuller, NaturCare, Nutrimetics, Nuvo and Swissgarde brands.

The Company's stock is listed on the New York Stock Exchange (NYSE: TUP). Statements contained in this release, which are not historical fact and use predictive words such as "outlook" or "target" are forward-looking statements. These statements involve risks and uncertainties which include recruiting and activity of the Company's independent sales forces, the success of new product introductions and promotional programs, the ability to obtain all government approvals on land sales, the success of buyers in attracting tenants for commercial developments, the effects of economic and political conditions generally and foreign exchange risk in particular and other risks detailed in the Company's most recent periodic report as filed in accordance with the Securities Exchange Act of 1934. The Company does not intend to regularly update forward-looking information.

Non-GAAP Financial Measures
The Company has utilized non-GAAP financial measures in this release, which are provided to assist in investors' understanding of the Company's results of operations. The adjustment items materially impact the comparability of the Company's results of operations. The adjusted information is intended to be more indicative of Tupperware Brands' primary operations, and to assist investors in evaluating performance and analyzing trends across periods.

The non-GAAP financial measures exclude land sale and insurance gains and re-engineering costs. While the Company is engaged in a multi-year program to sell land adjacent to its Orlando Florida headquarters, and also disposes of other excess land and facilities periodically, these activities are not part of the Company's primary business operation. Additionally, the gains recognized in any given period are not indicative of gains which may be recognized in any particular future period. For this reason, these gains are excluded as indicated. Further, the Company excludes significant charges related to casualty losses caused by significant weather events, fires or similar circumstances. It also excludes any related gains resulting from the settlement of associated insurance claims. While these types of events can and do recur periodically, they are excluded from indicated financial information due to their distinction from ongoing business operations, inherent volatility and impact on the comparability of earnings across quarters. Also, the Company periodically records exit costs as defined under Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" and other amounts related to rationalizing manufacturing and other re-engineering activities, and believes these amounts are similarly volatile and impact the comparability of earnings across quarters. Therefore, they are also excluded from indicated financial information to provide what the Company believes represents a more useful measure for analysis and predictive purposes.

The Company has also elected to present financial measures excluding the impact of amortizing the purchase accounting write-up of the carrying value of depreciable assets and certain definite-lived intangible assets, primarily the value of independent sales forces, recorded in connection with the Company's December 2005 acquisition of the direct selling businesses of Sara Lee Corporation. The amortization expense related to these assets will continue for several years; however, based on the Company's current estimates, this amortization will decline significantly as the years progress. As such, the Company believes that these non-cash charges will not be representative in any single year of amounts recorded in prior years or expected to be recorded in future years. Therefore, they are excluded from indicated financial information to also provide a more useful measure for analysis and predictive purposes.

TUPPERWARE BRANDS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	13 Weeks	13 Weeks	26 Weeks	26 Weeks
	Ended	Ended	Ended	Ended
	June 30,	July 1,	June 30,	July 1,
(In millions, except per share data)	2007	2006	2007	2006

Net sales	$492.9	$438.6	$949.8	$862.3
Cost of products sold	167.6	152.4	328.8	300.6
Gross margin	325.3	286.2	621.0	561.7

Delivery, sales and administrative
expense	272.2	242.0	529.8	483.2
Re-engineering and impairment charges	0.8	0.6	3.6	2.7
Gains on disposal of assets	2.1	-	4.6	-
Operating income	54.4	43.6	92.2	75.8

Interest income	0.9	2.3	2.0	4.6
Interest expense	10.9	14.6	22.7	27.8
Other expense (income)	0.6	(0.3)	1.5	0.2

Income before income taxes	43.8	31.6	70.0	52.4
Provision for income taxes	8.3	6.4	14.9	11.2
Net income	$35.5	$25.2	$55.1	$41.2

Net income per common share:

Basic earnings per share:	$0.58	$0.41	$0.91	$0.68

Diluted earnings per share:	$0.56	$0.41	$0.88	$0.67

TUPPERWARE BRANDS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(Amounts in millions, except per share)
	13	13
	Weeks	Weeks	Reported	Restated
	Ended	Ended	%	%	Foreign
	June 30,	July 1,	Inc	Inc	Exchange
	2007	2006	(Dec)	(Dec)	Impact

SALES
Europe	$162.1	$150.0	8	2	$8.2
Asia Pacific	69.4	59.7	16	13	1.6
TW North America	81.5	68.0	20	18	0.9
Beauty North America	122.1	110.1	11	9	2.2
Beauty Other	57.8	50.8	14	6	3.7

	$492.9	$438.6	12	8	$16.6

SEGMENT PROFIT (LOSS)
Europe	$24.8	$23.7	5	(1)	$1.2
Asia Pacific	11.6	8.9	31	23	0.6
TW North America	8.3	3.6	+	+	0.1
Beauty North America	20.1	18.5	9	6	0.6
Beauty Other	(3.4)	(2.5)	39	35	(0.1)

	$61.4	$52.2	18	13	$2.4

Unallocated expenses	(8.9)	(7.7)	15
Other income	2.1	-	+
Re-engineering and impairment
charges	(0.8)	(0.6)	62
Interest expense, net	(10.0)	(12.3)	(18)

Income before taxes	43.8	31.6	39
Provision for income taxes	8.3	6.4	30
Net income	$35.5	$25.2	41

Net income per common share
(diluted)	$0.56	$0.41	37

Average number of diluted shares	62.9	61.2

(Amounts in millions, except per share)

	26	26
	Weeks	Weeks	Reported	Restated
	Ended	Ended	%	%	Foreign
	June 30,	July 1,	Inc	Inc	Exchange
	2007	2006	(Dec)	(Dec)	Impact

SALES
Europe	$340.5	$318.8	7	1	$19.1
Asia Pacific	126.0	106.7	18	15	2.8
TW North America	144.1	124.7	16	16	(0.1)
Beauty North America	226.3	211.7	7	7	(0.8)
Beauty Other	112.9	100.4	12	6	6.2

	$949.8	$862.3	10	7	$27.2

SEGMENT PROFIT (LOSS)
Europe	$53.6	$53.5	-	(6)	$3.2
Asia Pacific	17.6	12.4	42	32	0.9
TW North America	9.5	1.6	+	+	0.1
Beauty North America	34.0	33.0	3	3	(0.1)
Beauty Other	(7.1)	(6.8)	4	2	(0.1)

	$107.6	$93.7	15	10	$4.0

Unallocated expenses	(17.9)	(15.4)	16
Other income	4.6	-	+
Re-engineering and impairment
charges	(3.6)	(2.7)	37
Interest expense, net	(20.7)	(23.2)	(11)

Income before taxes	70.0	52.4	34
Provision for income taxes	14.9	11.2	33
Net income	$55.1	$41.2	34

Net income per common share
(diluted)	$0.88	$0.67	31

Average number of diluted shares	62.4	61.2

* Prior period data has been reclassified to conform with current year presentation.

TUPPERWARE BRANDS CORPORATION
RECONCILIATION

(In millions except per share data)

	13 Weeks Ended June 30,			13 Weeks Ended July 1,
	2007			2006

			Excl			Excl
	Reported	Adj's	Adj's	Reported	Adj's	Adj's

Segment profit (loss)
Europe	$24.8	$0.2 a	$25.0	$23.7	$0.5 a	$24.2
Asia Pacific	11.6	0.6 a	12.2	8.9	1.0 a	9.9
TW North America	8.3		8.3	3.6		3.6
Beauty North America	20.1	1.5 a	21.6	18.5	2.8 a	21.3
Beauty Other	(3.4)	1.1 a	(2.3)	(2.5)	1.9 a	(0.6)
	61.4	3.4	64.8	52.2	6.2	58.4

Unallocated expenses	(8.9)		(8.9)	(7.7)		(7.7)
Other income	2.1	(2.1)b	-	-		-
Re-eng and impairment chgs	(0.8)	0.8 c	-	(0.6)	0.6 c	-
Interest expense, net	(10.0)		(10.0)	(12.3)		(12.3)
Income before taxes	43.8	2.1	45.9	31.6	6.8	38.4
Provision for income taxes	8.3	0.8 d	9.1	6.4	1.9 d	8.3
Net income	$35.5	$1.3	$36.8	$25.2	$4.9	$30.1

Net income per common share
(diluted)	$0.56	$0.02	$0.58	$0.41	$0.08	$0.49

	26 Weeks Ended June 30,			26 Weeks Ended July 1,
	2007			2006

			Excl			Excl
	Reported	Adj's	Adj's	Reported	Adj's	Adj's

Segment profit (loss)
Europe	$53.6	$0.5 a	$54.1	$53.5	$1.0 a	$54.5
Asia Pacific	17.6	1.1 a	18.7	12.4	2.0 a	14.4
TW North America	9.5		9.5	1.6		1.6
Beauty North America	34.0	3.0 a	37.0	33.0	5.6 a	38.6
Beauty Other	(7.1)	2.1 a	(5.0)	(6.8)	3.7 a	(3.1)
	107.6	6.7	114.3	93.7	12.3	106.0

Unallocated expenses	(17.9)		(17.9)	(15.4)		(15.4)
Other income	4.6	(4.6)b	-	-		-
Re-eng and impairment chgs	(3.6)	3.6 c	-	(2.7)	2.7 c	-
Interest expense, net	(20.7)		(20.7)	(23.2)		(23.2)
Income before taxes	70.0	5.7	75.7	52.4	15.0	67.4
Provision for income taxes	14.9	1.9 d	16.8	11.2	4.0 d	15.2
Net income	$55.1	$3.8	$58.9	$41.2	$11.0	$52.2

Net income per common share
(diluted)	$0.88	$0.06	$0.94	$0.67	$0.18	$0.85

(a)	Amortization of intangibles of acquired beauty units.

(b)
Other income of $2.1 million for the second quarter was gain on sale of excess land in Australia. In addition, $2.5 million gain reported in the first quarter related to insurance recovery from 2006 fire at a former manufacturing facility in Tennessee.

(c)
Year-to-date includes $1.8 million related to the relocation of the Company's BeautiControl manufacturing facility, $0.5 million for impairment charges related to facilities in Japan and Philippines, and $1.3 million related to severance costs incurred to reduce headcount in the Company's Australia, Mexico, Japan, Philippines and Switzerland operations, of which $0.8 million was recorded in the second quarter. In 2006, year-to-date re-engineering and impairment charges of $2.7 million included $2.4 million primarily related to severance costs incurred to reduce headcount in the Company's Canada, Belgium and Philippines manufacturing operations, of which $0.3 million was incurred in the second quarter. In addition, in the second quarter $0.3 million was reported for assets impairment in the Philippines manufacturing operation.

(d)	Provision for income taxes represents the net tax impact of adjusted amounts.

Seenote regarding non-GAAP financial measures in the attached press release.

TUPPERWARE BRANDS CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	Dec. 30,
(In millions)	2007	2006

Assets

Cash and cash equivalents	$85.8	$102.2
Accounts receivable, net of
allowances of $27.0 million at June 30, 2007
and $22.8 million at December 30, 2006	156.1	144.8

Inventories	265.1	232.7
Deferred income tax benefits, net	51.6	57.9
Non-trade amounts receivable	27.4	23.0
Prepaid expenses	31.0	26.0
Total current assets	617.0	586.6

Deferred income tax benefits, net	256.6	243.9

Property, plant and equipment	1,254.7	1,229.9
Less accumulated depreciation	(995.2)	(973.3)

	259.5	256.6

Long-term receivables, net of
allowances of $18.6 million at June 30, 2007
and $17.6 million at December 30, 2006	38.1	41.2
Trademarks and tradenames	202.4	199.0
Other Intangible Assets	34.2	40.7
Goodwill	314.6	312.6
Other assets	33.1	31.5

Total assets	$1,755.5	$1,712.1

Liabilities and Shareholders' Equity

Accounts payable	$129.3	$127.1
Short-term borrowings and current
portion of long-term debt	2.3	0.9
Accrued liabilities	259.5	231.3

Total current liabilities	391.1	359.3

Long-term debt	620.1	680.5
Other liabilities	264.3	271.8

Shareholders' equity:
Preferred stock, $0.01 par value,
200,000,000 shares authorized; none issued - -
Common stock, $0.01 par value,
600,000,000 shares authorized; 62,367,289
shares issued	0.6	0.6
Paid-in Capital	32.0	26.2
Subscription receivable	(2.3)	(3.3)
Retained earnings	631.4	613.9
Treasury Stock, 600,977 shares at
June 30, 2007 and 1,805,803
shares at December 30, 2006 at cost	(15.4)	(46.1)
Accumulated other comprehensive loss (166.3) (190.8)

Total shareholders' equity	480.0	400.5

Total liabilities and shareholders' equity	$1,755.5	$1,712.1

TUPPERWARE BRANDS CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)

	26 weeks ended	26 weeks ended
	June 30,	July 1,
(In millions)	2007	2006

OPERATING ACTIVITIES
Net income	$55.1	$41.2
Adjustments to reconcile net income
to net cash provided by operating
activities:
Depreciation and amortization	31.3	38.0
Equity compensation	2.6	2.0
Amortization of debt issuance costs	1.7	1.8
Net (gain) loss on disposal of assets	(4.5)	1.6
Provision for bad debts	5.7	4.4
Net impact of write-down of inventories
and change in LIFO reserve	4.4	1.9
Non-cash impact of re-engineering	0.4	-
Net change in deferred income taxes	(5.7)	(8.8)
Changes in assets and liabilities:
Accounts and notes receivable	(10.2)	(18.0)
Inventories	(31.7)	(6.5)
Non-trade amounts receivable	(3.6)	(1.3)
Prepaid expenses	(5.0)	(2.0)
Other assets	1.2	1.7
Accounts payable and accrued liabilities	30.4	4.3
Income taxes payable	(11.7)	(9.8)
Other liabilities	1.0	1.9
Net cash impact from hedging activity	1.8	(2.2)
Other	0.6	0.4

Net cash provided by operating activities	63.8	50.6

INVESTING ACTIVITIES
Capital expenditures	(19.2)	(24.9)
Purchase of international beauty businesses	-	(103.5)
Proceeds from disposal of property,
plant & equipment	8.3	1.7

Net cash used in investing activities	(10.9)	(126.7)

FINANCING ACTIVITIES
Dividend payments to shareholders	(26.7)	(26.6)
Proceeds from exercise of stock options	22.8	4.2
Proceeds from payments of
subscriptions receivable	0.3	0.3
Repayment of long-term debt	(68.2)	(30.0)
Net change in short-term debt	-	(1.0)
Excess tax benefit recognized upon
exercise of stock options	1.4	0.1

Net cash used in financing activities	(70.4)	(53.0)

Effect of exchange rate changes on
cash and cash equivalents	1.1	(1.3)

Net change in cash and cash equivalents	(16.4)	(130.4)

Cash and cash equivalents at
beginning of year	102.2	181.5

Cash and cash equivalents at end of year	$85.8	$51.1

TUPPERWARE BRANDS CORPORATION
SUPPLEMENTAL INFORMATION
Second Quarter Ended June 30, 2007

Sales Force Statistics (a):
	AVG.
Segment	ACTIVE	% CHG.	TOTAL	% CHG.

Europe	97,114	(2)	409,387	17
Asia Pacific	38,448	13	272,680	(1)
TW North America	72,714	8	219,481	(9)
Tupperware	208,276	4	901,548	4

Beauty North America	343,310	11	598,302	11
Beauty Other	223,925	(3)	486,804	8
Beauty	567,235	5	1,085,106	10

Total	775,511	5	1,986,654	7

(a)	As collected by the Company and provided by distributors and sales force.

SOURCE Tupperware Brands Corporation
-0- 07/31/2007
/CONTACT: Jane Garrard, Tupperware Brands Corporation, +1-407-826-4522/
/First Call Analyst: /
/FCMN Contact: /
/Web site: http://www.tupperware.com /
(TUP)